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                                                                    EXHIBIT 99.3



September 12, 1996


The Board of Directors and Shareholders


Avondale Incorporated



     We are aware of the inclusion in the Registration Statement (Form S-4, File No. 333-5455 and 333-5455-01) and related Prospectus of Avondale Incorporated and Avondale Mills, Inc. for the registration of $125,000,000 principal amount of senior subordinated notes and the guarantee of such notes of our report dated August 27, 1996 relating to the unaudited condensed consolidated interim financial statements of Avondale Incorporated as of and for the thirty-nine week periods ended May 24, 1996 and May 26, 1995.



     Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1993.


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                                                    Ernst & Young LLP